Exhibit B

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of Kenneth D. Tuchman, KDT Stock Revocable Trust, KDT Family, LLLP and Mantucket Capital Management Corporation (each, a “Grantor”) has made, constituted and appointed, and by these presents does make, constitute and appoint each of Wendy Wing and Holli Hartman (each, an “Attorney”), the true and lawful agents and attorneys-in-fact, each with full power of substitution and resubstitution, of the Grantor, for and in Grantor’s name, place and stead, in any and all capacities, to do all or any of the following acts, matters and things:

1.              To sign on behalf of the Grantor statements on Schedule 13D or 13G (or amendments thereto) pursuant to Section 13(d) and 13(g) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Forms 3, 4 and 5 (or amendments thereto) pursuant to Section 16 under the Exchange Act, and Form 144 (or amendments thereto) pursuant to Rule 144 under the Securities Act of 1933, as amended.

2.              To do all such other acts and things as, in such Attorney’s discretion, he or she deems appropriate or desirable for the purpose of filing such statements on Schedule 13D or 13G or Forms, 3, 4, 5, and 144 (or amendments thereto).

3.              To appoint in writing one or more substitutes who shall have the power to act on behalf of the Grantor as if that substitute or those substitutes shall have been originally appointed Attorney (s) by this Power of Attorney and/or to revoke any such appointment at any time without assigning any reason therefor.

The Grantor hereby ratifies and confirms all that said agents and attorneys-in-fact or any substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms, 3, 4, 5 and 144 or to file reports under Section 13(d) or 13(g) of the Exchange Act, in each case with respect to the undersigned’s holdings of and transactions in securities issued by TTEC Holdings, Inc., unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. Each attorney-in-fact may act separately, and joint action shall not be required.

The words Grantor and Attorney shall include all grantors and attorneys under this Power of Attorney.

IN WITNESS WHEREOF, Grantor duly assents to this Power of Attorney by his, her or its signature as of the 10th day of April, 2019.

KENNETH D. TUCHMAN

/s/ Kenneth D. Tuchman

KDT STOCK REVOCABLE TRUST

By	/s/ Kenneth D. Tuchman
	Name:	Kenneth D. Tuchman
	Title:	Trustee

KDT FAMILY, LLLP

By	MANTUCKET CAPITAL MANAGEMENT CORPORATION, its General Partner

By	/s/ Wendy Wing
	Name:	Wendy Wing
	Title:	President and Secretary

MANTUCKET CAPITAL MANAGEMENT CORPORATION

By	/s/ Wendy Wing
	Name:	Wendy Wing
	Title:	President and Secretary